EX.99.d.3.a

EXHIBIT A*

SUBADVISORY AGREEMENT AMONG

ABERDEEN STANDARD INVESTMENTS INC., ABERDEEN FUNDS

AND ABERDEEN ASSET MANAGERS LIMITED

The Subadviser is entitled to the percentage of the advisory fee received after fee waivers and expense reimbursements, if any, by the Adviser for the relevant Fund as detailed below:

Funds of the Trust	Subadvisory Fees
Aberdeen Emerging Markets Fund	45%
Aberdeen Emerging Markets Sustainable Leaders Fund (formerly, Aberdeen International Equity Fund)	90%
Aberdeen Global Equity Fund	90%
Aberdeen Global Absolute Return Strategies Fund (formerly, Aberdeen Global Unconstrained Fixed Income Fund)	90%
Aberdeen Emerging Markets Debt Fund	90%

*                 Effective December 1, 2020.

[Signature Page to Exhibit A to Subadvisory Agreement among the Trust, ASII and AAML]

TRUST:
ABERDEEN FUNDS

By:
Name:	Lucia Sitar
Title:	Vice President

ADVISER:
ABERDEEN STANDARD INVESTMENTS, INC. (FORMERLY, ABERDEEN ASSET MANAGEMENT INC.)

By:
Name:	Lucia Sitar
Title:	Vice President

SUB-ADVISER:
ABERDEEN ASSET MANAGERS LIMITED

By:
Name
Title: